ZONES, INC.
NOTICE OF GRANT OF DIRECTOR STOCK OPTION

The undersigned member of the Board of Directors (the “Optionee”) of Zones, Inc. has been granted an option (the “Option”) to purchase certain shares of Stock pursuant to the Zones, Inc. 2003 Equity Incentive Plan (the “Plan”), as follows:

Grant Number:

Date of Option Grant:

Number of Option Shares:

Exercise Price:	$	per share

Vesting	The Option is fully vested and immediately exercisable.

Option Expiration Date:	The date ten (10) years after the Date of Option Grant.

Tax Status of Option:	Nonqualified Stock Option

Post-Termination of Service Exercise Period: Notwithstanding any provision to the contrary in the Stock Option Agreement, the Option will not have a post-termination of Service exercise period but will be exercisable until the Option Expiration Date.

By their signatures below, the Company and the Optionee agree that the Option is governed by this Notice and by the provisions of the Plan and the Stock Option Agreement. A copy of the Stock Option Agreement is attached to and made a part of this document. The Optionee acknowledges receipt of a copy of the Stock Option Agreement, represents that the Optionee has read and is familiar with the Plan and the provisions of the Stock Option Agreement, and hereby accepts the Option subject to all of their terms and conditions.

ZONES, INC.	OPTIONEE

By:
Signature
Its:
Date
Address:
Address

ATTACHMENTS:	Stock Option Agreement and Exercise Notice